EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

EPOLIN, INC.

ARTICLE I
OFFICES

Section 1.1 Registered Office.  The registered office of the Corporation shall be located as designated in the Certificate of Incorporation.  The Corporation may also have offices at such other place within or without the State of New Jersey as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

Section 2.1 Place of Meetings.  Meeting of shareholders shall be held at the principal office of the Corporation or at such place within or without the State of New Jersey as the Board shall authorize.

Section 2.2 Annual Meeting.  The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board, when the shareholders shall elect a Board and transact such other business as may properly come before the meeting.

Section 2.3 Special Meetings.  Special meetings of the shareholders may be called by the Board at the request in writing of a majority of the Board or at the request in writing by shareholders owning at least thirty percent (30%) of the shares issued and outstanding.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at a special meeting shall be confined to the purposes stated in the notice.

Section 2.4 Notice of Meetings of Shareholders.  Written notice of the time, place and purpose of every meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.  When a meeting is adjourned to another time or place, it shall not be necessary, unless the bylaws otherwise provide, to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.  However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

Section 2.5 Action by Shareholders Without a Meeting.  Any action required or permitted to be taken at a meeting of shareholders by statute, the certificate of incorporation, or bylaws, other than annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.  The written consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of shareholders.

Section 2.6 Quorum of Shareholders.  Unless otherwise provided in the certificate of incorporation, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting.  The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Less than a quorum may adjourn.

Section 2.7 Order of Business.  The order of business at all meetings of the shareholders shall be as follows: (1) roll call, (2) proof of notice of meeting or waiver of notice, (3) review of minutes of preceding meeting, (4) report of officers, (5) report of committees, (6) election of directors, (7) unfinished business and (8) new business.

ARTICLE III
DIRECTORS

Section 3.1 Board of Directors.  The business of the Corporation shall be managed by its Board of Directors.  Each director shall be at least 18 years of age.

Section 3.2 Number of Directors.  The Board of Directors shall consist of one or more members.

Section 3.3 Term of Directors.  The directors named in the certificate of incorporation shall hold office until the first annual meeting of shareholders, and until their successors have been elected and qualified.  At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting, except as otherwise required by the certificate of incorporation or the bylaws.  Each director shall hold office for the term in which he is elected and until his successor shall have been elected and qualified.  A director may resign by written notice to the Corporation.  The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

Section 3.4 Vacancies and Newly Created Directorships.

a)
Any directorship not filled at the annual meeting and any vacancy, however caused, occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director.  A director so elected by the Board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

b)
When one or more directors shall resign from the Board effective at a future date, a majority of the directors then in office including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

c)
Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, unless the certificate of incorporation or a bylaw adopted by the shareholders authorizes the Board to fill such directorship.  A director elected by the Board to fill any such directorship shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

d)
If by reason of death, resignation or other cause the Corporation has no directors in office, any shareholder or the executor or administrator of a deceased shareholder may call a special meeting of shareholders for the election of directors and, over his own signature, shall give notice of said meeting in accordance with the bylaws.

Section 3.5 Removal of Directors.  One or more or all directors of the Corporation may be removed for cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors, unless the removal of such a director would cause the Corporation to be in material breach of an agreement with another party.

Section 3.6 Quorum of Board of Directors and Committees.  A majority of the entire Board, or of any committee thereof, shall constitute a quorum for the transaction of business, unless the certificate of incorporation shall prove that a greater or lesser number shall constitute a quorum, except that when a Board of one director is authorized one director shall constitute a quorum.

Section 3.7 Action of Directors Without a Meeting.  Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or committee.  Such consent shall have the same effect as a unanimous vote of the Board or committee for all purposes.

Section 3.8 Place of Board Meetings.  Meetings of the Board may be held either within or outside the State of New Jersey.

Section 3.9 Regular Annual Meetings.  A regular annual meeting of the Board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

Section 3.10 Notice of Meetings.  Regular meetings of the Board may be held with or without notice.  Special meeting s of the Board shall be held upon notice to all directors.

Section 3.11 Adjournment.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to other directors.

Section 3.12 Executive and other Committees.  The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors.  Each such committee shall serve at the pleasure of the Board.

Section 3.13 Compensation.  No compensation shall be paid to directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board may be authorized.  Nothing herein contained shall be construed to preclude any director from the serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14 Remote Meetings.  Except as otherwise provided by statute, by the Certificate of Incorporation, or by these Bylaws, members of the Board of directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

Section 4.1 Corporate Officers.

a)
The officers of the Corporation shall consist of a president, a secretary, a treasurer, a chairman of the Board and such other officers as the Board may determine.  The officers shall be elected or appointed by the Board.

b)	Any two or more offices may be held by the same person
c)
Any officer elected or appointed as herein provided shall hold office until the next regular meeting of the Board following the annual meeting of shareholders or until a successor is elected or appointed and has qualified subject to earlier termination by removal or resignation.

d)
All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in the bylaws, or as may be determined by resolution of the Board not inconsistent with the bylaws.

e)	The salaries of all officers shall be fixed by the Board.
f)
In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation which may come into his hands.

Section 4.2 Delegation of Duties.  In case of the absence of any officer of the Corporation, or for any other reason that may seem sufficient to the Board, the directors may, by a majority vote of the Board, delegate the powers and duties of such officer, for the time being, to any other officer, or to any director.

Section 4.3 Removal and Resignation of Officers.  Any officer elected or appointed by the Board may be removed by the Board with or without cause.  An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to acts as an officer may be suspended by the Board for cause.  An officer may resign by written notice to the Corporation.  The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

Section 4.4. Filing of Vacancies.  Any vacancy occurring among the officers, however caused may be filled by election or appointment by the Board for the unexpired term.

Section 4.5 President.  The President shall be appointed by the Board from time to time.

Section 4.6 Chairman of the Board.  The Chairman of the Board shall be appointed by the Board from time to time.

Section 4.7 Secretary.  The Secretary shall be appointed by the Board from time to time.

Section 4.8 Treasurer.  The Treasurer shall be appointed by the Board from time to time.

ARTICLE V
CERTIFICATES FOR SHARES AND DIVIDENDS

Section 5.1 Certificates Representing Shares.  The shares of the Corporation may be represented by certificates signed by, or in the name of the Corporation by, the chairman of the Board, of the president of the Corporation.

Section 5.2 Lost or Destroyed Certificates.  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5.3 Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer books of the Corporation which shall be kept at its principal office.  No transfer shall be made within ten days next preceding the annual meeting of shareholders.  The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognized any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by New Jersey statutes.

Section 5.4 Dividends.  Subject to the provisions of the certificates of incorporation and to applicable law, the Corporation may, from time to time, by action of the Board, declare and pay dividends or make other distribution on its outstanding shares in cash of in its own shares or in its bonds or other property, including the shares or bonds of other corporations, except when the Corporation is insolvent or would thereby be made insolvent.  Dividends may be declared or paid and other distributions may be made out of surplus only, except as otherwise provided by statute.

ARTICLE VI
FISCAL YEAR

Section 6.1 Fiscal Year.  The fiscal year shall begin the first day of January in each year.

ARTICLE VII
BYLAW AMENDMENTS

Section 7.1 Board Action.  Except as otherwise provided in the certificate of incorporation, the bylaws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors.  Bylaws may also be amended, repealed or adopted by the Board but any bylaw adopted by the Board may be amended by the shareholders entitled to vote thereon.  If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw is so adopted, amended or repealed, together with concise statement of the changes made.

ARTICLE VIII
INDEMNITY

Section 8.1 Officers and Directors.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact the he is or was a director or an officer of the Corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by law.  Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of heirs, executors and administrators of any such person.

Section 8.2 Employees.  The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact the he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by law.  Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of heirs, executors and administrators of any such person.

Section 8.3 Expenses.  Expenses incurred in defending an action, suit or proceeding referred to in this Article VIII may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, by the shareholders or by a court of competent jurisdiction, upon receipt of an undertaking by or on behalf of the director, officer, or other person, as the case may be, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation in accordance with applicable law.

Section 8.4 Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Article VIII or under any other provision of law.